Exhibit 23.02

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) of Google Inc. pertaining to the 2004 Stock Plan of our report dated January 28, 2005, with respect to the consolidated financial statements and schedule of Google Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2004 as filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Francisco, California

August 10, 2005